Exhibit 10.2

AEP INDUSTRIES INC.

Form of Performance Unit Award Agreement

Under 2013 Omnibus Incentive Plan

Grant Date:

Name of Participant:

Number of Performance Units:

1. Grant of Award. AEP Industries Inc. (the “Company”) hereby grants to the Participant (identified above), the number (the “Grant Amount”) of Performance Units of the Company (the “Performance Units”) set forth above pursuant to the AEP Industries Inc. 2013 Omnibus Incentive Plan (the “Plan”), as of the Grant Date (set forth above). Each Performance Unit represents the right to receive, upon vesting and the satisfaction of any required withholding obligation, one share of Stock or the Unit Value of one share of Stock. This Performance Unit award (the “Award”) shall be pursuant to and subject to all of the terms and conditions of this Award Agreement (the “Agreement”) and the Plan, the provisions of which are incorporated herein. Capitalized terms not defined herein have the meanings ascribed to such terms in the Plan.

2. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Adjusted EBITDA” shall mean, for any fiscal year, the Company’s earnings for such fiscal year before provision for interest, taxes, depreciation and amortization, as determined in accordance with United States generally accepted accounting principles, with such adjustments approved by the Committee in accordance with the Plan.

(b) “Adjusted Grant Amount” shall mean the actual number of shares of Performance Units granted to the Participant pursuant to this Agreement (rounded down to the nearest whole share), as finally determined as of the end of the current fiscal year of the Company as follows:

(i) if the Company’s actual Adjusted EBITDA for such fiscal year equals or exceeds Forecasted Adjusted EBITDA for such fiscal year, the Adjusted Grant Amount shall mean the Grant Amount;

(ii) if the Company’s actual Adjusted EBITDA for such fiscal year is less than Forecasted Adjusted EBITDA for such fiscal year, but is not less than eighty percent (80%) of such forecast, the Adjusted Grant Amount shall mean the Grant Amount, reduced by the same percentage by which actual Adjusted EBITDA is lower than Forecasted Adjusted EBITDA for such fiscal year; or

(iii) if the Company’s actual Adjusted EBITDA for such fiscal year is less than eighty percent (80%) of Forecasted Adjusted EBITDA, the Adjusted Grant Amount shall be zero.

(c) “Change in Control” shall have the meaning ascribed to such term in the Plan.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Fair Market Value” shall have the meaning ascribed to such term in the Plan.

(f) “Forecasted Adjusted EBITDA” shall mean, for any fiscal year, the Company’s forecast of Adjusted EBITDA for such fiscal year, as approved by the Board of Directors and set forth on Exhibit A attached hereto.

(g) “Parent” shall have the meaning set forth in Section 425(e) of the Code.

(h) “Subsidiary” shall have the meaning set forth in Section 425(f) of the Code.

(i) “Termination Due to Business Divestiture” shall mean the termination of the Participant’s service due to a transaction or series of related transactions (other than a transaction or series of transactions that are part of a Change in Control) that result in a divestiture, sale, transfer, assignment or other disposition of any division, subsidiary, business unit, product line or group, or any other asset of the Company or any of its affiliates.

(j) “Unit Value” shall mean, as of any date of determination, the Adjusted Grant Amount multiplied by the Fair Market Value.

3. Vesting. Subject to the terms and conditions set forth herein, the Adjusted Grant Amount covered by this Award shall vest and become deliverable only in accordance with the following schedule, with each anniversary of the Grant Date referred to herein as a “Vesting Date”:

Vesting Period	Percentage of Adjusted Grant Amount to be Vested (the “Vested Amount”)

On the first anniversary of the Grant Date:	20%

On the second anniversary of the Grant Date:	20%

On the third anniversary of the Grant Date:	20%

On the fourth anniversary of the Grant Date:	20%

On the fifth anniversary of the Grant Date:	20%

4. Determination of Performance Units Earned and Vested; Settlement. Upon the Committee’s certification of the level of Adjusted EBITDA achieved by the Company during the applicable fiscal year and the Participant’s satisfaction of the vesting requirements in Section

3 hereof (or as determined pursuant to Section 6 hereof), each Vested Amount shall be settled by issuing to the Participant the number of shares of Stock determined pursuant to Sections 2(b) and 3 hereof or the Unit Value of such shares of Stock, or any combination thereof, as determined by the Participant. The Participant (or the Participant’ estate or beneficiary) shall notify the Company in writing of the Participant’s election to receive shares, the Unit Value thereof, or any combination thereof within 15 days of any Vesting Date. If the Participant fails to notify the Company of his or her election within such 15-day period, the Company may decide in its discretion how such Vested Amount will be settled. Settlement of the Vested Amount shall occur by delivery of (i) the certificate for the shares of Stock, which certificate shall be registered in the Participant’s name, (ii) cash payment to the Participant of the Unit Value of such Vested Amount, or (iii) a combination thereof. This settlement shall occur as soon as practicable following each Vesting Date, but in no event later than March 15th following the end of year in which such Vesting Date occurs (the “Settlement Date”). In all circumstances, the number of Performance Units earned or vested will be rounded down to the nearest whole Performance Unit, unless otherwise determined by the Committee.

5. Termination of Services; Forfeiture.

(a) Termination of Services. If the Participant’s employment or service with the Company or any Affiliate (hereinafter the “Participant’s service”) is terminated prior to the time that the shares of Stock granted hereby have been earned or fully vested (other than as set forth in Section 6 hereof), the unearned and unvested portion of the grant will terminate automatically and will be forfeited to the Company immediately and without further notice.

(b) Other Forfeitures. If the Adjusted Grant Amount is zero, then the rights of the Participant under this Agreement shall be forfeited and this Agreement shall have no further force or effect.

6. Certain Qualifying Terminations.

(a) Participant’s Death.

(i) During Fiscal Year of Grant. If a Participant dies before the end of the fiscal year in which the grant was made, the Committee, in its discretion, may waive all or a portion of the performance conditions described in Section 2(b) hereof and determine that Participant has earned all or a lesser portion of the Grant Amount as if the Forecasted Adjusted EBITDA (or some lesser amount) had been achieved. In addition, all of the vesting conditions described in Section 3 hereof shall be waived and the Performance Units shall be fully vested as of the date of Participant’s death. Settlement of the Vested Amount determined in accordance with this Section 6(a) shall occur as soon as practicable following Participant’s death, but in no event later than March 15th following the end of year in which Participant died.

(ii) After End of Fiscal Year of Grant. If a Participant dies after the end of the fiscal year in which the grant was made, all of the vesting conditions described in Section 3 hereof shall be waived and the Performance Units shall be fully vested as of the date of Participant’s death. Settlement of the Vested Amount determined in accordance with this Section 6(a) shall occur as soon as practicable following Participant’s death, but in no event later than March 15th following the end of year in which Participant died.

(b) Disability.

(i) During Fiscal Year of Grant. If a Participant’s service is terminated due to Disability before the end of the fiscal year in which the grant was made, the Committee, in its discretion, may waive all or a portion of the performance conditions described in Section 2(b) hereof and determine that Participant has earned all or a lesser portion of the Grant Amount as if the Forecasted Adjusted EBITDA (or some lesser amount) had been achieved. In addition, the Committee may, in its discretion, waive all or a portion of the vesting conditions described in Section 3 hereof. Settlement of the Vested Amount determined in accordance with this Section 6(a) shall occur as soon as practicable following Participant’s Disability, but in no event later than March 15th following the end of year in which Participant become Disabled.

(ii) After End of Fiscal Year of Grant. If a Participant’s service is terminated due to Disability after the end of the fiscal year in which the grant was made, the Committee may, in its discretion, waive all or a portion of the vesting conditions described in Section 3 hereof. Settlement of the Vested Amount determined in accordance with this Section 6(a) shall occur as soon as practicable following Participant’s Disability, but in no event later than March 15th following the end of year in which Participant become Disabled.

(c) Retirement; Termination Without Cause.

(i) During Fiscal Year of Grant. If a Participant Retires or the Participant’s service is terminated by the Company without Cause before the end of the fiscal year in which the grant was made, the Committee may, in its discretion, determine to permit Participant to receive a pro rata portion of the Adjusted Grant Amount that is earned based on the Company’s actual performance at the end of the current fiscal year. The Committee will determine Participant’s pro rata share of the Adjusted Grant Amount, in its discretion, using any allocation method or formula it deems appropriate. In addition, the Committee may, in its discretion, waive all or a portion of the vesting conditions described in Section 3 hereof. If the Committee waives the vesting conditions described in Section 3 hereof, settlement of the Vested Amount determined in accordance with this Section 6(c) shall occur as soon as practicable following Participant’s Retirement or termination of service, but in no event later than March 15th following the end of year in which Participant Retires or Participant’s service was otherwise terminated.

(ii) After End of Fiscal Year of Grant. If a Participant Retires or the Participant’s service is terminated by the Company without Cause after the end of the fiscal year in which the grant was made, the Committee may, in its discretion, waive all or a portion of the vesting conditions described in Section 3 hereof. If the Committee waives the vesting conditions described in Section 3 hereof, settlement of the Vested Amount determined in accordance with this Section 6(c) shall occur as soon as practicable following Participant’s Retirement or termination of service, but in no event later than March 15th following the end of year in which Participant Retires or Participant’s service was otherwise terminated.

(d) Change in Control. In the event of a Change in Control or immediately prior to a Change in Control, the Committee may, in its complete discretion as provided in the Plan, cause all Performance Units granted hereunder not then vested to become immediately vested, provided that should the Company elect to exercise that discretion, it must do so during the calendar year in which the Change in Control occurs. If a Change in Control occurs before the end of the fiscal year in which the grant was made, for purposes of determining the Adjusted Grant Amount for such Participant, year-to-date Adjusted EBITDA as of the end of the fiscal quarter immediately preceding the date of such event shall be annualized and compared to Forecasted Adjusted EBITDA for such fiscal year, in lieu of actual Adjusted EBITDA as described in Section 2(b) hereof. If the Change in Control occurs after the end of the fiscal year in which the grant was made, the Adjusted Grant Amount for such Participant shall be determined in accordance with Section 2(b) hereof.

(e) Special Rule for Cash Payments. If any Performance Units are settled in cash prior to the originally scheduled Settlement Dates described in Section 4 hereof, such cash payments shall be paid in accordance with the requirements of Treas. Reg. §1.162-27(e)(2)(iii)(B). Notwithstanding the foregoing, the Committee may, in its discretion, determine to disregard such requirements.

7. Rights as Stockholder. The Participant shall not be entitled to any rights as a stockholder of the Company in respect of any Performance Units covered by this Award until such Performance Units become vested pursuant to the provisions of this Agreement.

8. Restrictions on Transfer. The Participant may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber all or any of the Performance Units granted hereby until such time as such Performance Unit becomes vested pursuant to the provisions of this Agreement.

9. Consent to Transfer of Personal Data. In administering the Plan, or to comply with applicable legal, regulatory, tax, or accounting requirements, it may be necessary for the Company to transfer certain Participant data to an affiliate or to its outside service providers or governmental agencies. By accepting this Award, the Participant consents, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of the Participant’s personal data to such entities for such purposes.

10. Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

11. Entire Agreement; Amendment; Survival; Assignment. The terms, conditions and restrictions set forth in the Plan and this Agreement constitute the entire understanding between the parties hereto regarding this Award and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. This Agreement may be amended by a subsequent writing (including e-mail or other electronic form) agreed to between the Company and the Participant. Section headings herein are for convenience only and have no effect on the interpretation of this Agreement. The provisions of this Agreement that are intended to survive a Participant’s termination of service shall survive such date. The Company may assign this Agreement and its rights and obligations hereunder to any Affiliate.

12. No Right to Continued Employment. This Award does not confer on the Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Participant’s employment.

13. Resale Restrictions. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Stock. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell Stock issued to you pursuant to this Award unless an exemption from registration under applicable securities laws is available. You agree that any resale by you of the shares of Stock issued pursuant to this Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Stock or permit the resale of any Stock if such issuance or resale would violate any such requirements.

14. Restrictive Covenants; Compensation Recovery. By signing this Agreement, Participant acknowledges and agrees that the shares subject to this Award or any Award previously granted to Participant by the Company or an Affiliate shall (1) be subject to forfeiture as a result of the Participant’s violation of any agreement with the Company regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenant Agreements”), and (2) shall be subject to forfeiture and/or recovery under any compensation recovery policy that may be adopted from time to time by the Company or any of its Affiliates. For avoidance of doubt, compensation recovery rights to shares (including shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of shares. The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Company’s grant of this Award.

15. Conflict. This Agreement is subject to the terms and provisions of the Plan, including but not limited to the adjustment provisions under Section 13 of the Plan. In the event of a conflict between the Plan and this Agreement, the documents shall control in that order (that is, the Plan and then this Agreement). All interpretations or determinations of the Committee shall be binding and conclusive upon the Participant and his or hers legal representatives on any question arising hereunder or under the Plan.

16. Notices. All notices hereunder shall be delivered or mailed to the following addresses:

If to the Company:

AEP Industries Inc.

Attention: Secretary

95 Chestnut Ridge Road

Montvale, NJ 07645-1801

If to the Participant:

To the address set forth in the signature block below, or such other address that the Company has on file from time to time.

Such address may be changed at any time provided notice of such change is furnished in advance to the Participant.

17. Section 409A of the Code. Without limiting the generality of any other provision of this Agreement, Section 19 of the Plan pertaining to Section 409A of the Code is explicitly incorporated into this Agreement

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

19. Governing Law. This Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of New Jersey, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

SIGNATURE PAGE FOLLOWS

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

AEP INDUSTRIES INC.

Dated: [month and date], [year]	By:

Name:

Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY AFFILIATE, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY SIGNING BELOW, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. PARTICIPANT ACCEPTS THIS AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE PLAN. PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD.

PARTICIPANT

Dated: [month and date], [year]	By:

Name:

Address:

EXHIBIT A

Schedule of Forecasted Adjusted EBITDA